Exhibit 99.1

Polar Power Reports Preliminary 2018 Revenue Results, Business Update and 2019 Outlook

GARDENA, CA – January 16, 2019 – Polar Power, Inc. (NASDAQ: POLA), a global provider of prime, backup and solar hybrid DC power solutions, today announced preliminary 2018 revenue results, a business update, and a business outlook for 2019.

2018 PRELIMINARY REVENUES AND BUSINESS UPDATE

Preliminary (unaudited) 2018 Revenue – For 2018, Polar Power expects total revenue to be between $23.7 million and $24.1 million, including fourth quarter total revenue of between $8.0 million to $8.4 million. Both the full year 2018 and fourth quarter 2018 revenues represent record growth for the company. These results, which are subject to audit, represent annual increases of $9.3 million to $$9.7 million, which translates into approximately 64% to 67% year-over-year growth. Revenue for both the full year and fourth quarter 2018 consist predominantly of sales to Tier-1 U.S. telecommunication customers.

Sales Expansion –2018 marked the beginning of a significant expansion of our sales to Tier-1 telecommunication customers, as we saw over 80% of our total sales, approximately $16.4 million, were generated by new U.S. telecom customers. We attribute this sales growth to the investments we have made in our sales infrastructure and the expansion of our plant capacity during 2017 and 2018. In addition, during the fourth quarter 2018, we also recorded a notable increase in revenues and bookings from international customers resulting in an estimated year-end backlog of approximately $16 million, a 777% increase as compared to the $1.8 million backlog we reported at year-end 2017.

The amount of backlog represents revenue that we anticipate recognizing in the future, as evidenced by purchase orders received from customers, but on which work has not yet been initiated or with respect to which work is currently in progress. We believe that most of our backlog will be shipped within the next six months.

Plant Capacity Expansion – We believe that in order for us to gain additional market share for backup generators in the U.S. telecommunication markets, it is vital to demonstrate our ability to deliver higher production volumes to our Tier-1 telecommunication customers. During 2018, through investments in plant, equipment and automation we doubled our plant capacity to increase our ability to ship higher production volumes in 2019. These investments, combined with the training costs of new manufacturing personnel, reduced our net margins during 2018. We believe that these improvements in production efficiencies and volumes should lead to improved net margins during second half of 2019.

Emerging Markets – International markets are a key opportunity for our existing technologies and products and critical strategic objective for the Company. During 2018, we established a sales infrastructure, which included sales offices and service maintenance facilities in Europe, Africa, Australia, Caribbean, Latin America and Asia. Growth and expansion of our telecom infrastructure in these emerging markets presents a key opportunity for us to establish a leadership position in these markets. In order to increase average revenue per site, we plan to deliver additional services including tower installations, cell site maintenance and renewable storage solutions to our emerging market customers. During 2018, we made key breakthroughs in select overseas markets and received initial orders that included ancillary products and services in target markets such as Namibia, Sri Lanka and Thailand.

Polar Power has not finalized its financial statement review process for 2018. As a result, the preliminary unaudited 2018 selected financial information in this release is preliminary and based upon the information available to Polar Power as of the date of this release. During the course of Polar Power’s annual financial review process, including the audit process, items may be identified by Polar Power and/or its auditors that would require Polar Power to make adjustments, which could be material. As a result, the preliminary unaudited 2018 selected financial information above is forward-looking information and subject to risks and uncertainties, including possible material adjustments.

2019 OUTLOOK

Revenue Outlook – We believe that currently we have a relatively small market share of the U.S. telecom backup power generator market with significant opportunities among the top-tier carriers as well as the fragmented “last mile” service providers. During 2018, we narrowed the price difference between our products and top brand AC generator products, while delivering what we believe is a more reliable and fuel-efficient product solution. During 2018, we received product certification from most of the major Tier-1 telecommunication providers in the U.S. market and initial orders from key international customers. We believe these accomplishments, combined with expanded international sales infrastructure, positions us for continued positive revenue growth in 2019.

Operational Outlook – Our strategic investments in plant automation and equipment has provided us with significantly higher production capacity for 2019. We believe this increase in plant capacity will enable us to not only increase market share with our existing Tier-1 customers, but also provide us with the ability to target and serve new customers and geographies. We believe that customer and market diversification will enable us to better anticipate our material, labor and plant equipment requirements and drive more operational efficiencies and capital utilization in 2019.

New Products Technologies – During 2018, a significant portion of engineering and R&D investment was allocated towards the development of new product configurations utilizing existing core technologies. Looking ahead to 2019, a significant portion of the R&D effort will be dedicated towards development of new technologies related to natural gas generators, lithium battery storage systems and efficient integration of renewable energy with DC power supplies. To facilitate our technology roadmap and growth strategy, we added additional resources in the second half of 2018 to develop these technologies and products, which will target what we believe to be a significant market opportunity in the industrial, commercial and residential power generation markets. Although we expect to see benefits from our new product platform launches during 2019, we believe a majority of the impact will be in 2020 and beyond as we leverage our technology advantage to capture more market share in telecom and develop new growth opportunities outside of telecom.

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, electric vehicle charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s statements about its projected financial results for 2018 and future operating results including Polar Power’s expectation of improved net margins during the second half of 2019; Polar Power’s expectation that as a result of accomplishments made in 2018 combined with its expanded international sales infrastructure, Polar Power is positioned for continued positive revenue growth in 2019; Polar Power’s statements regarding its 2019 operational outlook including its expectation for more operational efficiencies and capital utilization in 2019; Polar Power’s R&D expectations for 2019; and Polar Power’s expectation that it will benefit from its new product launches in 2019 and beyond are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the review of Polar Power’s results of operations for 2018 by its auditors and potential material adjustments that they be required upon the conclusion of such review, adverse domestic and foreign economic and market conditions, including demand for DC power systems; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; and other events, factors and risks. Polar Power undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in Polar Power’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

Shawn Severson
Integra Investor Relations
Shawn M. Severson
+1 415-233-7094
shawn@integra-ir.com
@Integra IR
www.integra-ir.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com